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                                                              Exhibit 99(c)(21)

                                                                 EXECUTION COPY

                          AMENDMENT TO RIGHTS AGREEMENT

              THIS AMENDMENT (the "Amendment"), dated as of December 8, 1999, to the Rights Agreement, dated as of May 4, 1999 (the "Rights Agreement"), between Gleason Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent").

                                    RECITALS

              A. The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

              B. The Company, Torque Acquisition Co., L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Vestar Capital Partners IV, L.P. ("Acquisition Company"), and Torque Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquisition Company ("Merger Subsidiary"), intend to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, (i) the Company and Acquisition Company shall jointly commence a cash tender offer (the "Offer") to purchase all shares of common stock, par value $1.00 per share, of the Company and (ii) Merger Subsidiary shall merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. The Board of Directors of the Company has approved the Merger, the Offer and the Merger Agreement.

              C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

              Accordingly, the parties agree as follows:

              1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:


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         "Notwithstanding anything in this Agreement to the contrary, none of
         Torque Acquisition Co., L.L.C. ("Acquisition Company"), Torque Merger Sub, Inc. ("Merger Subsidiary"), Vestar Capital Partners IV, L.P., Vestar Capital Partners, the stockholders of the Company who are parties to that certain Stockholders' Agreement, dated as of November 29, 1999 (the "Stockholders' Agreement") or the Gleason Foundation (formerly known as the Gleason Memorial Fund, Inc.), individually or collectively, shall be deemed to be an Acquiring Person solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or the Stockholders' Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of the other transactions contemplated by the Merger Agreement."

              2. AMENDMENT OF SECTION 1(h). Section 1(h) of the Rights Agreement is amended and restated to read as follows:

              "(h) "DISTRIBUTION DATE" shall have the meaning set forth in
         Section 3 hereof. Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or the Stockholders' Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of any of the other transactions contemplated by the Merger Agreement."

              3. AMENDMENT OF SECTION 1(j). Section 1(j) of the Rights Agreement is amended and restated to read as follows:

              "(j)(i) "INTERESTED STOCKHOLDER" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

              (j)(ii) "MERGER" shall mean the merger of Merger Subsidiary with and into the Company pursuant to the terms and conditions of the Merger Agreement.


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              (j)(iii) "MERGER AGREEMENT" shall mean the Agreement and Plan of
         Merger, dated as of December 8, 1999, by and among the Company, Acquisition Company and Merger Subsidiary, as amended from time to time."

              (j)(iv) "OFFER" shall mean the joint cash tender offer by the Company and Acquisition Company to purchase all of the Common Shares pursuant to the terms and conditions of the Merger Agreement.

              4. AMENDMENT OF SECTION 1(q). Section 1(q) of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as a result of
         (i) the announcement, approval, execution or delivery of the Merger Agreement or the Stockholders' Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer,
         (iv) the consummation of the Merger or (v) the consummation of any of the other transactions contemplated by the Merger Agreement."

              5. AMENDMENT OF SECTION 7(a). Subsection 7(a) of the Rights Agreement is amended and restated to read as follows:

              "(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the Close of Business on June 12, 2009 (the "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "REDEMPTION DATE"),
         (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, or (iv) the effective time of the Merger pursuant to the Merger Agreement."

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              6. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is
amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, (i) the an nouncement, approval, execution or delivery of the Merger Agreement or the Stockholders' Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of the other transactions contemplated in the Merger Agreement shall not be deemed to be an event described in this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 13."

              7. EFFECTIVENESS. This Amendment shall be deemed effective as of December 8, 1999. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

              8. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.


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              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                           GLEASON CORPORATION


/s/ SHMUEL VASSER                /s/ EDWARD J. PELTA
---------------------             ---------------------------------
Name: Shmuel Vasser              Name: Edward J. Pelta
Title: Notary Public,             Title: Vice President
       State of New York
Attest:                           CHASEMELLON SHAREHOLDER
                                  SERVICES, L.L.C., AS RIGHTS AGENT


/s/ DEBORAH BASS                  /s/ JARED FASSLER
---------------------             ---------------------------------
Name: Deborah Bass                Name: Jared Fassler
Title: Relationship Manager       Title: Assistant Vice President


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